SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2011 (April 11, 2011)
______________________

AML Communications, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-27250	77-0130894
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1000 Avenida Acaso Camarillo, California 93012
(Address of Principal Executive Offices) (Zip Code)

(805) 388-1345
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01.	Entry Into a Material Definitive Agreement

Merger Agreement

On April 11, 2011, AML Communications, Inc., a Delaware corporation (“AML”), Microsemi Corporation, a Delaware corporation (“Microsemi”), and Atom Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Microsemi (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into AML, and AML will be the successor or surviving corporation of the merger and will become a wholly owned subsidiary of Microsemi (the “Merger”).

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of common stock of AML issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $2.50 in cash, without interest (the “Merger Consideration”).  Except as otherwise provided in the Merger Agreement, all outstanding options to acquire shares of AML common stock will vest at the Effective Time and holders of such options will receive an amount of cash equal to the excess of the Merger Consideration over the exercise price per share.

The Board of Directors of AML and Microsemi have unanimously approved the Merger and the Merger Agreement.  C.K. Cooper & Company served as financial advisor to AML and delivered a fairness opinion to the Board of Directors of AML that the $2.50 per share consideration to be received by AML’s stockholders in the Merger was fair from a financial point of view to such stockholders.

The Merger Agreement includes customary representations, warranties and covenants by the parties, including among other things a “no-shop” restriction on the ability of AML to solicit third party proposals relating to alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain limited exceptions to permit the Board of Directors of AML to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for both AML and Microsemi, including the right of Microsemi to terminate the Merger Agreement in the event of a “Triggering Event” (as defined in the Merger Agreement, which includes a change in AML’s board recommendation, the failure of AML’s Board of Directors to reaffirm its recommendation or include the recommendation in the proxy statement, or the breach of AML of the “no-shop” restrictions).  The Merger Agreement provides that AML would be required to pay Microsemi a termination fee of $1,100,000 if the Merger Agreement is terminated upon certain specified events, including termination by Microsemi as a result of a Triggering Event.  AML would be required to reimburse Microsemi for actual fees and expenses incurred, subject to a maximum amount of $200,000, if the Merger Agreement is terminated (i) by AML because the Merger has not been consummated by September 30, 2011; (ii) by Microsemi because of AML’s breach of its representations or warranties in the Merger Agreement or AML’s failure to perform its obligations or covenants in the Merger Agreement, which breach or failure to perform is not cured within 15 days of AML’s receipt of notice thereof; or (iii) by Microsemi because of an occurrence of a material adverse effect on AML.  The Merger Agreement also provides that Microsemi would be required to pay AML a termination fee of $1,000,000 if the Merger Agreement is terminated (i) by Microsemi because the Merger has not been consummated by September 30, 2011 or (ii) by AML because of Microsemi’s breach of its representations or warranties in the Merger Agreement or Microsemi’s failure to perform its obligations or covenants in the Merger Agreement, which breach or failure to perform is not cured within 30 days of Microsemi’s receipt of notice thereof.

The completion of the Merger is subject to various customary closing conditions, including obtaining the approval of AML’s stockholders, the accuracy of the representations and warranties of each party (subject to certain exceptions), and the performance in all material respects by each party of its respective obligations under the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety.  The Merger Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about AML or Microsemi.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a disclosure schedule provided by AML to Microsemi in connection with the signing of the Merger Agreement.  This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between AML and Microsemi rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about AML or Microsemi.

Promissory Note

Pursuant to the terms of the Merger Agreement, on April 15, 2011, Microsemi loaned to AML $800,000 to pay the termination fees owed by AML to Anaren, Inc. in connection with the termination of the Anaren Merger Agreement (as defined below in Item 1.02 of this Current Report on Form 8-K).  Such loan has been evidenced by an unsecured promissory note made by AML in favor of Microsemi in the principal amount of $800,000 (the “Note”).  The Note accrues interest at a rate of 3% per year.  The Note shall become immediately due and payable if (i) the Merger Agreement is terminated by Microsemi because of AML’s breach of its representations or warranties in the Merger Agreement or AML’s failure to perform its obligations or covenants in the Merger Agreement, which breach or failure to perform is not cured within 15 days of AML’s receipt of notice thereof, or (ii) the Merger Agreement is terminated by either Microsemi or AML because the AML stockholders shall have failed to vote in favor of the Merger and the Merger Agreement and any of Jacob Inbar, Tiberiu Mazilu or Edwin J. McAvoy shall have failed to vote all shares held by him in favor of the Merger and the Merger Agreement.   All outstanding principal and unpaid accrued interest on the Note shall be forgiven if the Merger Agreement is terminated for any reason other than those set forth in the preceding sentence, subject to certain conditions.  If the Merger is consummated, then all outstanding principal and unpaid accrued interest on the Note shall be due and payable by AML to Microsemi upon the three-month anniversary of the closing of the Merger.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 1.02	Termination of a Material Definitive Agreement

On April 13, 2011, AML agreed to terminate its previously announced Agreement and Plan of Merger, dated February 13, 2011, among AML, Anaren, Inc. (“Anaren”) and a wholly-owned subsidiary of Anaren (the “Anaren Merger Agreement”).  The termination of the Anaren Merger Agreement became effective on April 15, 2011, when AML paid to Anaren a termination fee of $800,000.  As discussed above in Item 1.01 of this Current Report on Form 8-K, such $800,000 amount was loaned by Microsemi to AML pursuant to the terms of the Note.  Simultaneously with the termination of the Anaren Merger Agreement, also terminated were the previously announced Employment Agreements, each dated February 13, 2011, of Jacob Inbar, Tiberiu Mazilu and Edwin J. McAvoy (the “Terminated Employment Agreements”), and the Voting Agreements, each dated February 13, 2011, executed by each of Jacob Inbar, Tiberiu Mazilu and Edwin J. McAvoy (pursuant to which each such person had agreed to vote their shares of AML common stock in favor of the Anaren Merger Agreement) (the “Terminated Voting Agreements”).

A description of the material terms of the Anaren Merger Agreement, the Terminated Employment Agreements and the Terminated Voting Agreements can be found in the Current Report on Form 8-K filed by AML on February 14, 2011.

Item 5.02(e)	Compensatory Arrangements of Certain Officers

On April 15, 2011, AML entered into employment agreements with all three of its named executive officers: Jacob Inbar, Chairman, President and Chief Executive Officer; Tiberiu Mazilu, Vice President of Engineering; and Edwin J. McAvoy, Vice President of Sales and Marketing.  Set forth below is a brief description of the terms of the employment agreements.  The employment agreements for Messrs. Inbar, Mazilu and McAvoy are attached to this Current Report on Form 8-K as Exhibits 10.2, 10.3 and 10.4, respectively.

Jacob Inbar.  The employment agreement with Mr. Inbar provides that Mr. Inbar will serve in the position of AML’s President and Chief Executive Officer until April 15, 2014, unless his employment is earlier terminated.  His base salary will initially be $250,000, subject to annual increase, with such salary being no less than $265,000 after June 30, 2012.  Mr. Inbar will be eligible for an annual incentive bonus in an amount of up to 30% of his base salary, based on AML’s EBITDA during the fiscal year for which such bonus is paid.  Additionally, on an annual basis, Mr. Inbar will be eligible to receive stock options to purchase at least 50,000 shares of AML common stock.  AML will also contribute an amount equal to at least 10% of Mr. Inbar’s base salary into AML’s Executive Nonqualified Excess Plan for the benefit of Mr. Inbar.  The employment agreement contain certain customary terms, including non-competition, non-solicitation, and confidentiality covenants.

Tiberiu Mazilu.  The employment agreement with Mr. Mazilu provides that Mr. Mazilu will serve in the position of AML’s Vice President of Engineering until April 15, 2013, unless his employment is earlier terminated.  His base salary will initially be $195,000, subject to annual, with such salary being no less than $207,000 after June 30, 2012.  Mr. Mazilu will be eligible for an annual incentive bonus in an amount of up to 25% of his base salary, based on AML’s EBITDA during the fiscal year for which such bonus is paid.  Additionally, on an annual basis, Mr. Mazilu will be eligible to receive stock options to purchase at least 30,000 shares of AML common stock.  AML will also contribute an amount equal to at least 10% of Mr. Mazilu’s base salary into AML’s Executive Nonqualified Excess Plan for the benefit of Mr. Mazilu.  The employment agreement contain certain customary terms, including non-competition, non-solicitation, and confidentiality covenants.

Edwin McAvoy.  The employment agreement with Mr. McAvoy provides that Mr. McAvoy will serve in the position of AML’s Vice President of Sales and Marketing until April 15, 2013, unless his employment is earlier terminated.  His base salary will initially be $195,000, subject to annual increase, with such salary being no less than $207,000 after June 30, 2012.  Mr. McAvoy will be eligible for an annual incentive bonus in an amount of up to 25% of his base salary, based on AML’s EBITDA during the fiscal year for which such bonus is paid.  Additionally, on an annual basis, Mr. McAvoy will be eligible to receive stock options to purchase at least 30,000 shares of AML common stock.  AML will also contribute an amount equal to at least 10% of Mr. McAvoy’s base salary into AML’s Executive Nonqualified Excess Plan for the benefit of Mr. McAvoy.  The employment agreement contain certain customary terms, including non-competition, non-solicitation, and confidentiality covenants.

Additional Information About the Transaction and Where You Can Find It

In connection with the Merger, AML will file a proxy statement with the Securities and Exchange Commission for AML’s special stockholder meeting and stockholders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the proposed transaction.  Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by AML at the SEC’s web site at http://www.sec.gov.  The proxy statement (when available) and other relevant documents may also be obtained for free from AML by directing a request to AML Communications, Inc., c/o Investor Relations, 1000 Avenida Acaso, Camarillo, California 93012-3775.

AML and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Certain information regarding the interests of such directors and executive officers is included in AML’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the SEC on July 26, 2010, and information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available.  Each of these documents is, or will be, available free of charge at the SEC’s website at http://www.sec.gov and from AML Communications, Inc., c/o Investor Relations, 1000 Avenida Acaso, Camarillo, California 93012-3775, telephone: 805-388-1345.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated April 11, 2011, among Microsemi Corporation, Atom Acquisition Corp. and AML Communications, Inc.

10.1	Unsecured Promissory Note, dated April 15, 2011, made by AML Communications, Inc. in favor of Microsemi Corporation.

10.2	Employment Agreement, dated April 15, 2011, between AML Communications, Inc., and Jacob Inbar.

10.3	Employment Agreement, dated April 15, 2011, between AML Communications, Inc., and Tiberiu Mazilu.

10.4	Employment Agreement, dated April 15, 2011, between AML Communications, Inc., and Edwin McAvoy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AML Communications, Inc.
Dated: April 15, 2011	By:	/s/ Jacob Inbar
Jacob Inbar
President and CEO